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                                                                     EXHIBIT 3.4

                                    BY-LAWS

                                      OF

                            WIT CAPITAL GROUP, INC.

                            _______________________

                                   ARTICLE I
                                   ---------

                                 Stockholders
                                 ------------

       SECTION 1.   Annual Meeting.  The annual meeting of the stockholders of
                    --------------
the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

       SECTION 2.   Special Meetings.  Except as otherwise provided in the
                    ----------------
Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by the Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting or brought before the meeting by or at the direction of the Board of Directors.
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       SECTION 3.   Notice of Stockholder Business and Nominations.
                    ----------------------------------------------

       Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation who was a stockholder of record on the record date established for the giving of notice of such meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in these By-Laws.

       In the event the Corporation calls a special meeting of stockholders for the purpose of electing directors, nominations of persons for election to the Board of Directors may be made by or at the direction of the Board of Directors or by any stockholder of the Corporation who was a stockholder of record at the record date for the giving of notice of such meeting, who was a stockholder of record on the record date established for the giving of notice of such meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in these By-Laws.

       A notice to be given by a stockholder shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on

                                      -2-
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whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

       For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be given to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to first anniversary of the date of the annual meeting for the preceding year (or, in the case of the annual meeting of stockholders to be held in 2000, not fewer than ninety (90) nor more than one hundred twenty (120) days prior to May 1, 2000). In the event that the date of an annual meeting is more than thirty (30) days before or more than sixty (60) days after the date of the annual meeting in the preceding year, notice by a stockholder to be timely shall be given not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement or disclosure of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of notice by a stockholder as described in these By-Laws.

                                      -3-
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       Notwithstanding any provision of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting of stockholders is increased by virtue of an increase in the size of the Board of Directors and either all of the nominees for director at such annual meeting of stockholders or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one hundred (100) days prior to the first anniversary of the annual meeting in the preceding year (or, in the case of the annual meeting of stockholders to be held in 2000, at least one hundred (100) days prior to May 1,
2000), a notice given by a stockholder, containing the information set forth above, shall also be considered timely hereunder, but only with respect to nominees to stand for election at the annual meeting as the result of any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the first day on which all such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

       For nominations by a stockholder to be properly brought before a special meeting of stockholders called for the purpose of electing directors, the stockholder must have given a timely notice in writing, containing the information set forth above, to the Secretary of the Corporation. To be timely, a stockholder's notice shall be given to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting, or the tenth (10th) day following the day on which the public announcement or disclosure is first made of the date of the special meeting. In no event shall the public

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announcement or disclosure of an adjournment of a special meeting commence a new time period for the giving of notice by a stockholder as described in these By-Laws.

       Only such persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with these By-Laws. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth herein and, if any proposed nomination or business is not in compliance with procedures set forth herein, to declare that such defective proposal or nomination shall be disregarded.

       Nothing herein shall be deemed to limit or restrict the procedures required to be followed in connection with stockholder proposals to be brought before a meeting of stockholders pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-8 thereunder.

       SECTION 4.  Notice of Meetings.  Except as otherwise provided in these
                   ------------------
By-Laws or by law, a written notice of each meeting shall be given not fewer than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to a stockholder at his or her address as it appears on the records of the Corporation.

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       SECTION 5.  Quorum.  At any meeting of the stockholders, the holders of a
                   ------
majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these By-Laws, in which case the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation or by these By-Laws.

       SECTION 6.  Adjourned Meetings.  Whether or not a quorum shall be present
                   ------------------
in person or represented at any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders, or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been

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transacted by them at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

       SECTION 7.  Organization.  The Chief Executive Officer or, in the absence
                   ------------
of the Chief Executive Officer, the Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Operating Officer shall call all meetings of the stockholders to order, and shall act as a Chairman of such meetings. In the absence of the Chairman of the Board and the Chief Operating Officer, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman.

       The Secretary of the Corporation or, in the absence of the Secretary, the Assistant Secretary of the Corporation shall act as Secretary of all meetings of the stockholders, but in the absence of the Secretary and the Assistant Secretary, the Chairman may appoint any person to act as Secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, for the ten (10) days next preceding the meeting, to the examination of any stockholder for any purpose germane to the meeting, and shall be produced and kept at the time

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and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

       SECTION 8.  Voting and Election of Directors.  Except as otherwise
                   --------------------------------
provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation entitled to vote registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy executed in writing by the stockholder or by such person's duly authorized attorney-in-fact, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

       Except as otherwise provided by law or by the Certificate of Incorporation and subject to the rights of the holders of any class of capital stock to elect directors, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, whenever any corporate action, other than the election of directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote generally for the election of directors.

       Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

       SECTION 9.  Inspectors of Elections; Opening and Closing the Polls.  When
                   ------------------------------------------------------
required by law or directed by the presiding officer or upon the demand of any stockholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies shall be received and

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taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by one or more inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner. The Chairman of the meeting may fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

       SECTION 10.  No Stockholder Action by Written Consent.  Any action
                    ----------------------------------------
required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders, upon due notice and in accordance with the other provisions of these By-Laws and may not be effected by any consent in writing by the stockholders.

       SECTION 11.  Record Date.  In order that the Corporation may determine
                    -----------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor fewer than ten
(10) days before the date of such meeting, or more than sixty (60) days prior to any other action.

       If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining

                                      -9-
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stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE II
                                  ----------

                              Board of Directors
                              ------------------

       SECTION 1.  Number and Term of Office. The business and affairs of the
                   -------------------------
Corporation shall be managed under the direction of the Board of Directors, none of whom need be stockholders of the Corporation. Except as otherwise provided by the Certificate of Incorporation, the number of the directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board of Directors. The Board of Directors shall be classified, with respect to the time for which the directors severally hold office, into three classes as nearly equal in number as possible, with the term of those directors of the first class to expire at the next annual meeting of stockholders, the term of those directors of the second class to expire at the next succeeding annual meeting of stockholders, and the term of those directors of the third class to expire at the second succeeding annual meeting of stockholders, with each director to hold office until his successor is elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding

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annual meeting of stockholders after their election, with each director to hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

       SECTION 2.  Removal, Vacancies and Additional Directors.  The
                   -------------------------------------------
stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove for cause any director and fill the vacancy; provided that whenever any director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such director may be removed, with or without cause, and the vacancy filled only by the holders of that class of stock voting separately as a class. Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, and not by the stockholders. Any director so elected to fill any such vacancy or newly created directorship shall hold office until his successor is elected and qualified or until his earlier resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

       Except as may otherwise be provided by law, cause for removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or the director is granted immunity to testify in a case where another person has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal (for this purpose, the entry by a director of a plea of nolo contendere shall be deemed to be a conviction not subject to appeal); (ii) such director has been found by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of

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Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to function as a director of the Corporation.

       SECTION 3.  Place of Meetings.  The Board of Directors may hold its
                   -----------------
meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

       SECTION 4.  Regular Meetings.  Regular meetings of the Board of Directors
                   ----------------
shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every director at least five (5) days before the first meeting held in pursuance thereof.

       SECTION 5.  Special Meetings.  Special meetings of the Board of Directors
                   ----------------
shall be held whenever called by direction of the Chief Executive Officer, the Chairman of the Board, the Chief Operating Officer, the President of the Corporation or by any two of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

       Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least two (2) days before the meeting or by causing the same to be given by facsimile, electronic communication, telegraph or telephone at least one day before the meeting to each director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these By-Laws may be transacted at any special meeting, and an amendment of

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these By-Laws may be acted upon if the notice of the meeting shall have stated
that the amendment of these By-Laws is one of the purposes of the meeting. At any meeting at which every director shall be present, even though without any notice, any business may be transacted, including the amendment of these By-Laws.

       SECTION 6.  Quorum.  Subject to the provisions of Section 1 of this
                   ------
Article II, a majority of the members of the Board of Directors in office (but, unless the Board shall consist solely of one director, in no case less than one-third of the entire Board nor fewer than two directors) shall constitute a quorum for the transaction of business and the vote of the majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

       SECTION 7.  Organization.  The Chairman of the Board or, in the absence
                   ------------
or at the request of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board and the Chief Executive Officer, a Chairman shall be elected from the directors present. The Secretary of the Corporation or, in the absence of the Secretary of the Corporation, the Assistant Secretary of the Corporation shall act as Secretary of all meetings of the Board of Directors; but in the absence of the Secretary and the Assistant Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

       SECTION 8.  Committees and Executive Committee.
                   ----------------------------------
       (A)  Committees.
            ----------

       The Board of Directors may, by a majority of the total number of directors, designate one or more committees, each committee to consist of one or more of the directors of the

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Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting of the committee and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it.

       A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in this Article II of these By-Laws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

       Each Committee shall keep regular minutes of its meetings and, on no less than a quarterly basis, report such minutes to the Board of Directors.

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       (B)  Executive Committee.
            -------------------

       The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate an Executive Committee consisting of the Chief Executive Officer (or Chief Executive Officers if there are more than one) and such number of other directors, not fewer than one, as the Board may appoint. Vacancies occurring on the Executive Committee for any reason may be filled by the Board of Directors at any time. Any member of the Executive Committee shall be subject to removal, with or without cause, at any time by the Board of Directors or by a majority in voting interest of the stockholders.

       The Executive Committee, subject to any limitation prescribed by the Board of Directors, shall possess and may exercise, during the intervals between meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that require it; provided, however, that the Executive Committee shall not have such power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, filling vacancies on the Board of Directors, changing the membership or filling vacancies on the Executive Committee or amending these By-Laws. The Executive Committee shall not have the power and authority to declare dividends, to authorize the issuance of stock of the Corporation or to adopt a certificate of merger unless such power and authority shall be expressly delegated to it by a resolution passed by the Board of Directors.

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       A majority of the Executive Committee shall constitute a quorum, and the vote of a majority of those members of the Executive Committee present at any meeting thereof at which a quorum is present shall be necessary for the passage of any resolution or act of the Executive Committee. The Board of Directors may designate a chairman for the Executive Committee, who shall preside at meetings thereof, and a vice-chairman, who shall preside at such meetings in the absence of the chairman.

       SECTION 9.  Compensation of Directors.  Directors, as such, except as may
                   -------------------------
be otherwise provided by the Board, shall not receive any stated salary for their services but, by resolution of the Board of Directors, a specific sum fixed by the Board plus expenses may be allowed for attendance at each regular or special meeting of the Board or any committee thereof; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.

       SECTION 10. Conference Telephone Meetings.  Unless otherwise restricted
                   -----------------------------
by the Certificate of Incorporation or by these By-Laws, the members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

       SECTION 11. Consent of Directors or Committee in Lieu of Meeting.
                   ----------------------------------------------------
Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be,

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consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

                                  ARTICLE III
                                  -----------

                                   Officers
                                   --------

       SECTION 1.  Officers.  The Corporation shall have such officers including
                   --------
a Chairman of the Board, one or more Chief Executive Officers, a Chief Operating Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer as shall be elected by the Board of Directors pursuant to this Article III. The Chairman of the Board, if elected, shall be elected from among the directors. The officers shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be directors. Any number of offices may be held by the same person.

       All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

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       Any vacancy caused by the death, resignation or removal of any officer, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

       In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

       SECTION 2.  Chief Executive Officer.  The Board of Directors shall
                   -----------------------
designate one of the officers of the Corporation to be the Chief Executive Officer of the Corporation, or one or more of the officers of the Corporation, each to be a Chief Executive Officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general charge and control of all the business and affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Executive Officer. The Chief Executive Officer shall make reports to the Board of Directors and to the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer shall preside at all meetings of the stockholders and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors.

       Any reference to the Chief Executive Officer in these By-Laws shall be deemed to mean, if there are Co-Chief Executive Officers, each Co-Chief Executive Officer, each of whom may individually exercise the full power and authority of the office of the Chief Executive Officer.

       SECTION 3.  Chief Operating Officer.  The Board of Directors may
                   -----------------------
designate one of the officers of the Corporation to be the Chief Operating Officer of the Corporation. Subject to the control of the Board of Directors and the Chief Executive Officer, the Chief Operating Officer may have general charge and control of all the operations of the Corporation and may have all powers and may perform all duties incident to the position of Chief Operating Officer. The Chief Operating Officer may act in a general executive capacity and assist the Chief Executive Officer in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The Chief Operating Officer may have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors or by the Chief Executive Officer.

       SECTION 4.  Chief Financial Officer.  The Board of Directors shall
                   -----------------------
designate one of the officers of the Corporation to be the Chief Financial Officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer and the Chief Operating Officer, the Chief Financial Officer shall (a) keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares; (b) deposit all money and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors; (c) disburse the funds of the Corporation as may be directed by the Board of Directors, the Chief Executive Officer or the Chief Operating Officer; and (d) render to the Chief Executive Officer, to the Chief Operating Officer or to the Board of Directors, whenever requested, an account of all of transactions by the Chief Financial Officer and of the financial condition and results of operations of the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws, by the Board of Directors, by the Chief Executive Officer or by the

Chief Operating Officer. The books of account shall at all reasonable times during business hours be open to inspection by any director.

       SECTION 5.  Chairman of the Board.  The Chairman of the Board shall
                   ---------------------
perform all duties incident to the office of Chairman of the Board. The Chairman shall preside at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors.

       SECTION 6.  President and Vice Presidents.  The President and each Vice
                   -----------------------------
President shall have such powers which are incidental to their respective positions and which are required by law and shall have such other powers and perform such duties as may from time to time be assigned by these By-Laws, by the Board of Directors, by the Chief Executive Officer or by the Chief Operating Officer.

       SECTION 7.  Treasurer.  The Treasurer shall have all powers and shall
                   ---------
perform all duties incident to the position of Treasurer which may be required by law and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws, by the Board of Directors, by the Chief Executive Officer, by the Chief Operating Officer or by the Chief Financial Officer.

       SECTION 8.  Secretary.  The Secretary shall keep the minutes of all
                   ---------
meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose. The Secretary shall attend to the giving or serving of all notices of the Corporation; shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors or the Chief Executive Officer shall authorize and direct; shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or the Chief Executive Officer shall direct, all of which shall at all reasonable times be open to the examination of any director, upon application, at the office of the Corporation during business hours; and whenever required by the Board of Directors or the Chief Executive Officer shall render statements of such accounts. The Secretary shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors, by the Chief Executive Officer or by the Chief Operating Officer.

       SECTION 9.  Additional Officers.  The Board of Directors may from time to
                   -------------------
time elect such other officers (who may but need not be directors), including one or more Vice Chairmen of the Board, a Controller, one or more Assistant Controllers, one or more Assistant Secretaries and one or more Assistant Treasurers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or, in the case of a Controller, an Assistant Controller or an Assistant Treasurer, by the Chief Financial Officer, or if appropriate, the Treasurer.

       The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer, and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

       SECTION 10. Voting Upon Stocks.  Unless otherwise ordered by the Board
                   ------------------
of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

       SECTION 11.  Compensation of Officers.  The officers of the Corporation
                    ------------------------
shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors or by persons appointed by the Board of Directors.

                                  ARTICLE IV
                                  ----------

                   Indemnification of Directors and Officers
                   -----------------------------------------

       SECTION 1.    Nature of Indemnity.  The Corporation shall indemnify any
                     -------------------
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

       SECTION 2.  Successful Defense.  To the extent that a director, officer,
                   ------------------
employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article IV or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

       SECTION 3.  Determination that Indemnification is Proper.  Any
                   --------------------------------------------
indemnification of a director or officer of the Corporation under Section 1 of this Article IV (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1. Any indemnification of an employee or agent of the Corporation under Section 1 (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1. Any such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

       SECTION 4.  Advance Payment of Expenses.  Unless the Board of Directors
                   ---------------------------
otherwise determines in a specific case, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this
Article IV. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's legal counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

       SECTION 5.  Survival; Preservation of Other Rights.  The foregoing
                   --------------------------------------
indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director, officer, employee or agent.

       The indemnification provided by this Article IV shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article IV.

       SECTION 6.  Severability.  If this Article IV or any portion hereof shall
                   ------------
be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IV that shall not have been invalidated and to the fullest extent permitted by the Certificate of Incorporation or applicable law.

       SECTION 7.  Subrogation.  In the event of payment of indemnification to a
                   -----------
person described in Section 1 of this Article IV, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

       SECTION 8.  No Duplication of Payments.  The Corporation shall not be
                   --------------------------
liable under this Article IV or the Certificate of Incorporation to make any payment in connection with any claim made against a person described in Section 1 of this Article IV to the extent such person has otherwise received payment (under any insurance policy, By-Law or otherwise) of the amounts otherwise payable as indemnity hereunder.

                                   ARTICLE V
                                   ---------

                            Stock-Seal-Fiscal Year
                            ----------------------

       SECTION 1.  Certificates For Shares of Stock.  The certificates for
                   --------------------------------
shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed. Any and all the signatures on a certificate may be facsimile.

       In case any officer or officers who shall have signed or whose facsimile signature has been placed upon any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

       All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

       Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

       SECTION 2.  Lost, Stolen or Destroyed Certificates.  Whenever a person
                   --------------------------------------
owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

       SECTION 3.  Transfer of Shares.  Shares of stock of the Corporation shall
                   ------------------
be transferred on the books of the Corporation by the holder thereof, in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in Section 2 of this Article V.

       SECTION 4.  Regulations.  The Board of Directors shall have power and
                   -----------
authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

       SECTION 5.  Dividends.  Subject to the provisions of the Certificate of
                   ---------
Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

       Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

       SECTION 6.  Corporate Seal.  The Board of Directors shall provide a
                   --------------
suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors.

       SECTION 7.  Fiscal Year.  The fiscal year of the Corporation shall be
                   -----------
such fiscal year as the Board of Directors from time to time by resolution shall determine.

                                  ARTICLE VI
                                  ----------

                           Miscellaneous Provisions
                           ------------------------

       SECTION 1.  Checks, Notes, Etc.  All checks, drafts, bills of exchange,
                   ------------------
acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

       Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Chief Financial Officer, the Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.

       SECTION 2.  Loans.  No loans and no renewals of any loans shall be
                   -----
contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

       SECTION 3.  Contracts.  Except as otherwise provided in these By-Laws or
                   ---------
by law or as otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer or any Vice President designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President or the Chief Financial Officer, may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

       SECTION 4.  Waivers of Notice.  Whenever any notice whatever is required
                   -----------------
to be given by law, by the Certificate of Incorporation or by these By-Laws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

       SECTION 5.  Offices Outside of Delaware.  Except as otherwise required by
                   ---------------------------
the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors or the Chief Executive Officer.


                                  ARTICLE VII
                                  -----------

                                  Amendments
                                  ----------

       These By-Laws and any amendment thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board, provided in the case of any special meeting at which all of the members of the Board are not present, that the notice of such meeting shall have stated that the amendment of these By-Laws was one of the purposes of the meeting; but these By-Laws and any amendment thereof, may be altered, amended or repealed or new By-Laws may be adopted by the holders of two-thirds of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

                                      -32-